LIMITED POWER OF ATTORNEY
for Executing Forms 3, 4 and 5
      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Gary I. Levine and Judith M. Dougherty, and each or either of them, his or her true and lawful attorney-in-fact to:
(1)	prepare, execute, and file with the United States Securities and
Exchange Commission (the "SEC") and any other government agency or authority for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or trustee of Bancroft
Fund Ltd. ("Bancroft") or of Ellsworth Fund Ltd. ("Ellsworth") or
of Dinsmore Capital Management Co. ("DCM") Forms 3, 4 and 5 to
report transactions in the securities of Bancroft or Ellsworth reportable by the undersigned in accordance with the provisions of
(a) Section 16(a) of the Securities Exchange Act of 1934, as
amended and the rules and regulations promulgated thereunder, or
(b) Section 30(h) of the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder; and
(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the preparation and execution of any such Form 3, 4 or 5, and any amendment thereto, and the timely filing of any such Form 3, 4 or 5, and any amendment thereto, with the SEC and any such other agency or authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever necessary or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as if the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. Without intending any limitation on the generality of the foregoing, the undersigned authorizes the attorney-in-fact to prepare, execute and file with the SEC any application to obtain an EDGAR identification number or code (on Form ID or otherwise) and to perform all acts which such attorney-in-fact believes is necessary or advisable to comply with all requirements of the SEC's EDGAR filing system. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Bancroft, Ellsworth or DCM assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended or Section 30(h) of the Investment Company Act of 1940, as amended.
      This Limited Power of Attorney shall remain in full force and effect until the earlier of (a) the time when the undersigned is no longer required to file Forms, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Bancroft or Ellsworth, or (b) December 31, 2022, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 14th day of January, 2013.

/s/ Sally J. Finnican

Print Name:  Sally J. Finnican